Exhibit 10.1

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (“Agreement”) is entered into as of March 28, 2023 between Stronghold Digital Mining, Inc., a Delaware corporation (“Stronghold” or, the “Company”), Stronghold Digital Mining Holdings, LLC (“Holdings”) and Bruce - Merrilees Electric Company, a Pennsylvania corporation (“B&M”) (the aforementioned parties being referred to hereinafter collectively as “the Parties” and individually as “Party”).

RECITALS

WHEREAS, Holdings and B&M are parties to a Master Services Agreement dated November 3, 2021 (the “MSA”);

WHEREAS, in the MSA, B&M agreed to provide certain project management and engineering services to Holdings; and

WHEREAS, disputes have arisen between the parties regarding their respective performances and obligations under the MSA; and

WHEREAS, the Parties have discussed their differences and have reached a compromise resolving all disputes existing between them as of the date of this Agreement, whether now known or discovered in the future, of any nature whatsoever.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein, the sufficiency of which is hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

TERMS

1.	Settlement Benefits and Consideration.

A.
Simultaneous with the entry into this Agreement, Stronghold will enter into a Stock Purchase Warrant with B&M, substantially in the form attached hereto as Exhibit A, pursuant to which B&M shall receive warrants (the “Warrants”) for the right to purchase from the Company 3,000,000 shares of Class A common stock, par value $0.0001 per share (the “Shares”), of the Company.

B.
Stronghold will issue a Promissory Note, in the amount of $3,500,000.00 to B&M, substantially in the form attached hereto as Exhibit B (the “Promissory Note”), such Promissory Note to bear annual interest at a rate of 7.5% to be paid monthly.

C.
B&M will fully and finally forgive and waive any and all of its right to payment from Stronghold or any of its affiliates for (1) Job #SV4266-000 (Strongbox 2.0) in the amount of $5,251,719.87 (the balance of B&M invoice #9389) and (2) Job # BM4255-000 (Transformers) in the amount of $6,175,000 (the balance of B&M Invoice #9499).

D.
On or before March 10, 2023, B&M shall have paid $500,000 to JCL Energy (“JCL”) in full and complete satisfaction of any outstanding amounts owed to JCL for transformers to be used in Stronghold operations.

E.
So long as (i) no Default or Event of Default has occurred or is occurring (as those terms are defined in that certain Credit Agreement dated October 27, 2022 (as amended from time to time, the “Credit Agreement”) by and between Stronghold, Holdings, each Guarantor (as defined in the Credit Agreement) and WhiteHawk Finance LLC and/or its affiliates or designees and the other lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”)), (ii)  no PIK Option (as such term is defined in that certain First Amendment to Credit Agreement dated February 6, 2023  (the “First Amendment”))  has been elected by Holdings, and (iii) such payment to B&M is permissible under the terms of the Subordination Agreement (as defined below), Stronghold shall reimburse B&M for the $500,000 payment to JCL referred to in Paragraph D above in four equal monthly installments of $125,000, such installments due beginning on April 30, 2023 and thereafter on the last business day of the next three consecutive months.  For the avoidance of doubt, in the event Stronghold makes any monthly installment payment to B&M, a corresponding amount shall be extinguished from the principal amount outstanding pursuant to Paragraph 1(b) of the Promissory Note.  In the event Holdings elects to utilize the PIK Option pursuant to Section 2.04(c) of the Credit Agreement, Stronghold’s obligation to reimburse B&M as set forth in this paragraph shall also be paid in kind by capitalizing such interest and adding such amount to the principal amount outstanding under the Promissory Note.  In such an event, B&M will be entitled to 7.5% annual interest paid monthly on each $125,000 payment owed by Stronghold.

F.
B&M shall have  (1) released ten (10) 3000kva transformers to Stronghold; and (2) fully cancelled the ninety (90) transformers remaining under the initial purchase for 100 transformers from JCL.  Stronghold bears no responsibility for B&M’s failure to cancel any or all of the 90 transformers remaining.

G.
Simultaneous with the execution of this agreement, B&M shall enter into a Subordination Agreement (the “Subordination Agreement”), with WHITEHAWK CAPITAL PARTNERS LP (“WHITEHAWK”) , as the Senior Agent (as defined in the Subordination Agreement), B&M, as the Subordinated Creditor, and the other Loan Parties (as defined in the Subordination Agreement) party thereto, pursuant to which all obligations, liabilities and indebtedness of every nature of each Loan Party or any subsidiary of any Loan Party from time to time owed to B&M under the Subordinated Debt Documents (as defined in the Subordination Agreement), shall  be subordinate and subject in right and time of payment to the prior Payment in Full of all Senior Debt (each as defined in the Subordination Agreement).

Agreement – Page 2 of 14

2.
Mutual Release.  The Parties fully, finally, and mutually release, acquit, and forever discharge each other and their agents, consultants, sub-consultants, subcontractors, sub-subcontractors, attorneys, employees, officers, partners, members, shareholders, parents, subsidiaries, affiliates, principals, trustees, owners, directors, sureties, insurers, guarantors, successors, and all other persons and entities in privity with any of them, of and from any and all known or unknown disputes, claims, demands, claims of subrogation or indemnity, claims to any contract or subcontract balances or retainage, claims related to any express or implied warranty, claims related to any products or services sold by or on behalf of B&M to Stronghold or any of its affiliates on or prior to the date of this Agreement, claims for attorney's fees or defense, and causes of action of any kind whatsoever, whether held by assignment or otherwise, and whether sounding in tort, contract, or trespass, or arising by operation of law or statute, that either Party has or had against the other as of the date of this Agreement.  For the sake of clarity, this mutual release does not apply to obligations arising under this Agreement, the Warrant, the Registration Rights Agreement or the Promissory Note.  The provisions of any local, state, federal or foreign law, statute, judicial decision or other rule or regulation providing in substance that a release shall not extend to unknown or unsuspected claims, demands, damages or losses are hereby expressly waived.

3.	Representations and Warranties of B&M. B&M represents and warrants on behalf of itself to the Company, as of the date hereof, that:

A.
The execution, delivery and performance by B&M of this Agreement, the documents attached hereto (the “Transaction Documents”) to which it is a party, and the consummation of the transactions contemplated hereby and thereby are within the powers of B&M and have been duly authorized by all necessary action on the part of B&M, and no further consent, approval or authorization is required by B&M or its equity owners in order for B&M to perform its obligations hereunder or thereunder and consummate the transactions contemplated hereby and thereby, including, without limitation, the release and cancellation of the payables referred to in Paragraph 1.C above and acceptance of the Warrants and Promissory Note as contemplated hereunder and referred to in Paragraph 1.A and 1.B above, and that this Agreement constitutes (and the other Transaction Documents to which it is a party will constitute) a valid and binding agreement of B&M, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors’ rights generally or (ii)  as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

B.
The execution, delivery and performance by B&M of this Agreement, the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official on the part of B&M.

Agreement – Page 3 of 14

C.
The execution, delivery and performance by B&M of this Agreement, the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, do not and will not violate (i) the Articles of Incorporation (or similar constituent document) or shareholders agreement (or similar constituent document) of B&M, (ii) any material agreement to which B&M is a party or by which B&M or any of its property or assets is bound or (iii) any law, rule, regulation, judgment, injunction, order or decree applicable to B&M.

D.
B&M is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), with such knowledge, sophistication and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Warrants which are being issued by Stronghold to B&M pursuant to Paragraph 1.A above. B&M acknowledges that it understands the risks inherent in an investment in the Warrants and the Shares and that it has the financial ability to fend for itself and bear the economic risk of, and to afford the entire loss of, its investment in the Warrants and the Shares.

E.
B&M understands that its investment in the Warrants and the Shares being acquired by B&M from Stronghold involves a high degree of risk. B&M understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Warrants or Shares being acquired by B&M from Stronghold. B&M represents and warrants that it has read and understands the risk factors relating to Stronghold set forth in the filings with the SEC prior to the date hereof (the “Company SEC Filings”), under the respective “Risk Factors” heading.

F.
B&M has made its own independent inquiry as to the legal, tax and accounting aspects of the transactions contemplated by this Agreement, and B&M has not relied on the Company, the Company’s legal counsel or the Company’s accounting advisors for legal, tax or accounting advice in connection with the transactions contemplated by this Agreement. B&M has determined based on its own independent review and due diligence investigation of the Company and such professional advice as it deems appropriate that the transactions contemplated by this Agreement, including the cancellation of the payables and the acquisition and ownership of the Shares (i) is consistent with its financial needs, objectives and condition, (ii) complies and is consistent with all investment policies, guidelines and other restrictions applicable to B&M, and (iii) is a fit, proper and suitable investment for B&M, notwithstanding the substantial risks inherent in such transactions, including investing in or holding the Warrants.

G.
B&M covenants that neither it nor any person acting on behalf of or pursuant to any understanding with it will engage in any transactions in the securities of Company (including “short sales,” as defined in Rule 200 of Regulation SHO under the Securities Exchange Act)  of 1934, as amended (the “Exchange Act”)) from the date of this Agreement to the time that the transactions contemplated by this Agreement are publicly disclosed by the Company.

Agreement – Page 4 of 14

H.
B&M understands that the Warrants have not yet been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of B&M’s representations as expressed herein. B&M understands that the Warrants are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, B&M must hold the Warrants indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available.

I.
Except as otherwise contemplated by the Registration Rights Agreement and this Agreement, B&M understands that the Shares may be notated with the following legend or any legend required by the securities laws of any state to the extent such laws are applicable to the Warrants represented by the certificate, instrument, or book entry so legended:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

J.	B&M understands that no public market now exists for the Warrants, and that the Company has made no assurances that a public market will ever exist for the Warrants.

K.
B&M acknowledges and agrees that, other than its claim for payment of the outstanding amounts owed under the invoices referred to in Paragraph 1.C above (which claim is released under this Agreement), and excluding any rights and obligations  arising under this Agreement or the other Transaction Documents, B&M has no other claim or cause of action of any kind whatsoever against Stronghold or any of its affiliates as of the date of this Agreement.

4.	Representations and Warranties of the Company. The Company and Holdings, jointly and severally, represent and warrant to B&M, as of the date hereof, that:

Agreement – Page 5 of 14

A.
The Company has the authorized capitalization as set forth in the Company’s Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Company SEC Filings. Except as disclosed in the Company SEC Filings or as is not material to the Company, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (ii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is or may become bound; and (iii) except for such agreements or arrangements that would result in the registration of less than 500,000 securities, there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to the Registration Rights Agreement).

B.
Each of the Company and its subsidiaries (which for purposes of this Section 4, shall in all instances expressly include Holdings), has been duly organized and is validly existing as a corporation or other legal entity, as applicable, in good standing (or its equivalent) under the laws of its jurisdiction of incorporation or organization. Each of the Company and its subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction in which its ownership or lease of its properties or the conduct of its business requires such qualification and has all corporate power and authority necessary to own or hold its properties and to conduct the businesses in which each is engaged as described in the Company SEC Filings, except where the failure to so qualify or have such power or authority would not reasonably be expected to have a material adverse effect (as defined below) or a material adverse effect on the ability of the Company to perform its obligations under, and consummate the transactions contemplated by, this Agreement.

C.
The execution, delivery and performance of this Agreement, the Transaction Documents and the consummation of the transactions contemplated hereby and thereby do not and will not conflict or result in a breach of or violation of or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets or properties of the Company or any of its subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the assets or properties of the Company or any of its subsidiaries is subject, which has not been waived nor will such action result in any violation of (i) the provisions of the Certificate of Incorporation or the Amended and Restated Bylaws of the Company or similar organizational documents of any of its subsidiaries or (ii) in any material respect, any applicable law or statute or any order, rule, regulation or judgment of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations.

Agreement – Page 6 of 14

D.
The execution, delivery and performance by the Company and Holdings of this Agreement and the Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby are within the powers of the Company and Holdings, as applicable, and have been duly authorized by all necessary action on the part of the Company and Holdings, and no further consent, approval or authorization is required by the Company or Holdings or their respective equity owners in order for the Company and Holdings to perform their respective obligations hereunder or thereunder and consummate the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Warrants and Shares upon exercise of the Warrants, the reservation of the Shares for issuance, the listing of such Shares on The Nasdaq Global Market, the repayment of the principal and interest under the Promissory Note, and that this Agreement constitutes (and the other Transaction Documents to which they are a party will constitute) a valid and binding agreement of the Company and Holdings, enforceable in accordance with its terms, except (i) for the consent of WHITEHAWK and any affiliates thereof; (ii) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors’ rights generally or (iii)  as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

E.
The Company is eligible to use Form S-3 for the registration of securities. The reports of the Company required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date of this Agreement did not, at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that information disclosed in such reports shall be deemed to be modified by information disclosed in subsequently filed reports filed before the date of this Agreement. As of their respective dates, the financial statements of the Company included in the Company SEC Filings complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing.  The Company is not currently contemplating to amend or restate any of the financial statements (including, without limitation, any notes or any letter of the independent accountants of the Company with respect thereto) included in the Company SEC Filings (the “Financial Statements”), nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financials Statements to be in compliance with U.S. generally accepted accounting principles and the rules and regulations of the SEC.  The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements.

Agreement – Page 7 of 14

F.
The Warrants and Shares, when issued and delivered in exchange for the release and cancellation of the payables identified in Paragraph 1.C above in accordance with the terms and for the consideration set forth in this Agreement, will be duly and validly authorized and issued, fully-paid and non-assessable, free and clear of all encumbrances, liens, equities or claims and any preemptive or similar rights.  The Shares that may be issued upon conversion of the Shares or the exercise of any Warrants have been duly reserved for issuance. Subject to the accuracy of the representations and warranties of B&M in this Agreement, the offer and issuance by the Company of the Warrants and Shares is exempt from registration under the Securities Act.

G.
Except as disclosed in the Company SEC Filings, since the date of the Company’s most recent audited financial statements contained in a Form 10-K, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.  The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Company Insolvent (as defined below).  For purposes of this Section 4.G, “Company Insolvent” means, with respect to the Company and its subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its subsidiaries’ assets is less than the amount required to pay the Company’s and its subsidiaries’ total indebtedness, (B) the Company and its subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature.

H.
All disclosure provided to B&M regarding the Company and its subsidiaries, their businesses and the transactions contemplated hereby, furnished by or on behalf of the Company or any of its subsidiaries is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

Agreement – Page 8 of 14

I.
There is no investment banker, broker, finder or other intermediary which has been retained by, will be retained by or is authorized to act on behalf of the Company who would be entitled to any fee or commission from Company or B&M for soliciting the exchange upon consummation of the transactions contemplated by this Agreement.

J.
The Company acknowledges and agrees that, other than the warranty claims it has submitted to B&M (which claims are released under this Agreement), and excluding any rights and obligation arising under this Agreement, the Company has no other claim or cause of action of any kind whatsoever against B&M as of the date of this Agreement.

5.	Covenants.

A.
From the date hereof until the date on which B&M shall have sold all of the Registrable Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.  The Company shall take all actions necessary to maintain its eligibility to register the Registrable Securities for resale by B&M on Form S-3 (as defined in the Registration Rights Agreement).

B.
Neither the Company nor any of its subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on the Nasdaq Global Market.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5.B.

C.
The Company shall timely file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the Exchange Act (including any attachments thereto, the “8-K Filing”).  From and after the filing of the 8-K Filing, the Company shall disclose all material, non-public information (if any) provided to B&M by the Company or any of its subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents.  In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and B&M or any of their affiliates, on the other hand, shall terminate.

Agreement – Page 9 of 14

D.
The Company shall not, and the Company shall use best faith efforts to cause each of its subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide B&M with any material, non-public information regarding the Company or any of its subsidiaries from and after the date hereof without the express prior written consent of B&M (which may be granted or withheld in such Buyer’s sole discretion).  In the event of a breach of any of the foregoing covenants, including, without limitation, Section 5.D of this Agreement, or any of the covenants or agreements contained in any other Transaction Document, by the Company, any of its subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of B&M), in addition to any other remedy provided herein or in the Transaction Documents, B&M shall have the right, following reasonable consultation with Stronghold, to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such breach or such material, non-public information, as applicable .  B&M shall have no liability to the Company, any of its subsidiaries, or any of its or their respective officers, directors, employees, affiliates, stockholders or agents, for any such disclosure.

E.
So long as any of the Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the maximum number of Shares issuable upon conversion of all the Warrants then outstanding (collectively, the “Required Reserve Amount”).  If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will promptly take all corporate action within its power necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, and recommending that the Company’s stockholders vote in favor of approval of an increase in such authorized number of shares.

F.
Certificates evidencing Shares shall not be required to contain the legend set forth in Section 3.I above or any other legend (i) while a registration statement (including a Registration Statement) covering the resale of such Shares is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144 under the Securities Act (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred under Rule 144 (provided that B&M provides the Company with reasonable assurances that such Shares are eligible for sale, assignment or transfer under Rule 144 which shall not include an opinion of B&M counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that B&M provides the Company with an opinion of counsel to B&M, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the Securities Act or (v) if such legend is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC).  If a legend is not required pursuant to the foregoing, the Company shall no later than two (2) Trading Days (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the date B&M delivers such legended certificate representing such Shares to the Company) following the delivery by B&M to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries as reasonably required by the Company’s transfer agent, as directed by B&M, either:  (A) credit the aggregate number of shares of Common Stock to which B&M shall be entitled to B&M’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) issue and deliver (via reputable overnight courier) to B&M or its designee, a certificate representing such Shares that is free from all restrictive and other legends, registered in the name of B&M or its designee.  The Company shall be responsible for any transfer agent fees or DTC fees with respect to any issuance of Shares or the removal of any legends with respect to any Shares in accordance herewith.

Agreement – Page 10 of 14

G.
The Parties shall use best faith efforts to enter into the Registration Rights Agreement pursuant to which the Shares issuable upon exercise of the Warrants will be registered under the Securities Act no later than five (5) Trading Days following the execution of this Agreement.

6.
Agreement Voluntarily Entered into by Each of the Parties Hereto.  This Agreement is executed voluntarily by each of the Parties hereto without any duress or undue influence on the part, or on behalf, of any of them.  The Parties hereto represent and warrant to each other that they have read and fully understand each of the provisions of this Agreement and have relied on the advice and representations of competent legal counsel of their own choosing.

7.
Taxes.  For U.S. federal and applicable state and local income tax purposes, the Company and B&M hereby acknowledge and agree (i) that notwithstanding the form of the payable, the Warrants and Shares are treated as equity of the Company and (ii) to file all tax returns consistent with the tax treatment described in clause (i).

8.
Interpretation.  This Agreement has been negotiated at arm’s length and between and among Persons sophisticated and knowledgeable in the matters dealt with in this Agreement.  In addition, this Agreement was drafted by experienced and knowledgeable legal counsel for each of the Parties hereto. Accordingly, none of the Parties hereto shall be presumptively entitled to have any provisions of the Agreement construed against any of the other Parties hereto in accordance with any rule of law, legal decision or doctrine. The provisions of this Agreement shall be interpreted in a reasonable manner to affect the purposes of the Parties hereto and this Agreement.

9.
No Admission of Liability.  The Parties hereto agree that this Agreement is the result of a compromise of disputed issues, and that the execution and delivery of this Agreement by any of the Parties hereto shall not constitute or be construed as an admission of any liability or wrongdoing on the part of any of them.

Agreement – Page 11 of 14

10.
Entire and Integrated Agreement.  This Agreement, together with the other Transaction Documents, is intended by the Parties hereto as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto with respect to the subject matters contained herein.  This Agreement, together with the other Transaction Documents, supersedes any and all prior promises, representations, warranties, agreements, understandings, and undertakings between or among the Parties hereto with respect to such subject matters and there are no promises, representations, warranties, agreements, understandings, or undertakings with respect to such subject matters other than those set forth or referred to herein.

11.	No Third Party Beneficiaries. This Agreement does not and shall not be interpreted to create any rights in any Person not a Party to the Agreement.

12.	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and to their respective successors and assigns.

13.	Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission via email) and shall be given,

if to the Company, to:

and if to B&M, to:

or to such other address or email address and with such other copies as such party may hereafter specify for the purpose of notice.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

14.
Severability.  If any provisions of this Agreement, or the application thereof, shall for any reason or to any extent be construed by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement, and application of such provisions to other circumstances, shall remain in effect and be interpreted so as best to reasonably effect the intent of the Parties hereto.

15.
Governing Law and Venue.  The laws of the Commonwealth of Pennsylvania shall control the validity, construction, interpretation and enforceability of this Agreement.  The parties agree that any action, suit, or proceeding arising from or relating to this Agreement shall be brought in the Lawrence County Court of Common Pleas, Pennsylvania or in the United States District Court for the Western District of Pennsylvania.  The parties submit to the exclusive jurisdiction of such courts in any such action, suit, or proceeding.

Agreement – Page 12 of 14

16.
No Recourse Against Non-Parties.  All claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may be made only against the entities that are expressly identified as parties hereto.  No person who is not a named party to this Agreement, including any director, officer, employee, member, partner (general or limited), security holder, affiliate, agent, attorney or representative of any named party to this Agreement (“Non-Party Affiliates”), shall have any liability (whether in contract or in tort, in law or in equity, or based upon any theory that seeks to impose liability of an entity party against its owners or affiliates) for any obligations arising under, in connection with or related to this Agreement or for any claim based on, in respect of, or by reason of this Agreement or its negotiation or execution; and each party waives and releases all such claims and obligations against any such Non-Party Affiliates.  Non-Party Affiliates are expressly intended as third party beneficiaries of this provision of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date set forth below the respective signatures below.

STRONGHOLD DIGITAL MINING, INC.

/s/ Gregory A. Beard
Gregory A. Beard
Chief Executive Officer

Dated:

STRONGHOLD DIGITAL MINING HOLDINGS, LLC

/s/ Gregory A. Beard
Gregory A. Beard
Authorized Person

Dated:

Agreement – Page 13 of 14

BRUCE - MERRILEES ELECTRIC COMPANY

/s/ Jay H. Bruce
Jay H. Bruce

President & CEO

Dated:

Acknowledged and accepted by:

WHITEHAWK CAPITAL PARTNERS LP

/s/ Robert Louzan
Robert Louzan
Managing Partner
Dated:

Agreement – Page 14 of 14